Exhibit 4.11

CONFIDENTIAL—RESTRICTED ACCESS

PATENT LICENSE AGREEMENT

Between

TELCORDIA TECHNOLOGIES, INC.

and

MARCONI COMMUNICATIONS, INC.

and

MARCONI CORPORATION PLC

TELCORDIA AND LICENSEE—RESTRICTED ACCESS

This document contains proprietary information that shall be distributed, routed, or made available only within

TELCORDIA and LICENSEE, except with written permission of TELCORDIA and LICENSEE.

See confidential restrictions on title page.

i

PATENT LICENSE AGREEMENT

This agreement (the “License Agreement”) is between TELCORDIA TECHNOLOGIES, INC., a Delaware corporation (“TELCORDIA”), having an office at One Telcordia Drive, Piscataway, New Jersey 08854, MARCONI COMMUNICATIONS, INC., a Delaware corporation (“LICENSEE”), having an office at 3000 Marconi Drive, Warrendale, Pennsylvania 15086, and MARCONI CORPORATION PLC, a public limited company, organized under the laws of England and Wales (“PLC”), having an office at 34 Grovesnor Square, London W1K 2HD, United Kingdom. The License Agreement will become effective on the date of signature of the last of the Parties to sign, or on the date TELCORDIA receives the payment due it under a “Settlement Agreement” concurrently being executed by TELCORDIA and LICENSEE, whichever is later (the “Effective Date”).

Whereas, TELCORDIA is the owner of various patents relating to Asynchronous Transfer Mode (“ATM”) apparatus and methods;

Whereas, Bell Communications Research Corp., now TELCORDIA filed suits against FORE Systems, Inc. , predecessor of LICENSEE, for infringement of several of these patents; and

Whereas, in conjunction with the settlement of these suits pursuant to a concurrently executed Settlement Agreement, TELCORDIA has agreed to grant LICENSEE and its AFFILIATES a license under these patents and certain other patents;

Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TELCORDIA, LICENSEE, and PLC (who may sometimes be referred to collectively as “Parties” or singly as “Party”) agree as follows:

Article I—Definitions

1.1.          As used herein, the following terms shall have the indicated meanings:

ATM EQUIPMENT means any apparatus designed for use in an ATM (Asynchronous Transfer Mode) packet switched telecommunications network for improving, controlling, switching, multiplexing, demultiplexing, modifying, or otherwise affecting digital signals received at the input to such apparatus.  ATM EQUIPMENT includes associated control software and all auxiliary apparatus involved in performing any of the functions stated in the preceding sentence and that are part of the ATM EQUIPMENT or are used to remotely control, analyze, monitor, maintain, or operate the ATM EQUIPMENT.  A SEMICONDUCTOR DEVICE alone does not constitute ATM EQUIPMENT, but ATM EQUIPMENT may include one or more SEMICONDUCTOR DEVICES as components.

TELCORDIA PATENTS means the patents and patent applications listed in Appendix A to this License Agreement, all continuations, divisions, or continuations-in-part of any of the listed patent applications or any of the applications on which the listed patents are based, all patents issuing from any of the foregoing applications, all reissues of any of the foregoing patents, and all foreign patents and patent applications corresponding to any of the foregoing.  In addition, TELCORDIA PATENTS includes any patent or patent application that is added to Appendix A pursuant to Section 6.3 of this License Agreement, all continuations, divisions, or continuations-in-part of any added patent application or any application on which any added patent is based, all patents issuing from any of the foregoing applications, all reissues of any of the foregoing patents, and all foreign patents and patent applications corresponding to any of the foregoing.

LICENSED PRODUCT means any MARCONI PRODUCT the manufacture, use, sale, offer for sale, or import of which, but for the license granted under this License Agreement, would infringe a claim of any TELCORDIA PATENT.  The Parties agree and acknowledge that subsumed within the statutory right to manufacture (or make) is the ability to design and have designed, and that subsumed within the statutory rights to sell or offer to sell is the ability to lease, have leased, lend, loan for evaluation or repair purposes, resell, export, and otherwise dispose of LICENSED PRODUCT(s).

LICENSED SERVICE means any design, operation, or maintenance services the practice of which, but for the license granted under this License Agreement, would infringe a claim of any TELCORDIA PATENT.

MARCONI DESIGN means plans, requirements, or specifications created (a) by LICENSEE or any of its AFFILIATES,  or (b) by a third-party design contractor for LICENSEE or any of its AFFILIATES, that when followed result in the creation of a product the manufacture, use, sale, offer for sale, or import of which, but for the license granted under this License Agreement, would infringe a claim of any TELCORDIA PATENT.  A MARCONI DESIGN shall also include any plans, requirements, or specifications created by the combination of a MARCONI DESIGN with the design of a third party that results in a product that is a joint effort of MARCONI or any of its AFFILIATES and such third party.

MARCONI PRODUCT means (a) a product, regardless of source of design, that is made by LICENSEE or any of its AFFILIATES and sold under a brand of LICENSEE or any of its AFFILIATES, (b) a product, regardless of source of design, that is made by a third party for LICENSEE or any of its AFFILIATES and sold under a brand of LICENSEE or any of its AFFILIATES, and (c) a product of a MARCONI DESIGN that is made by or for LICENSEE or any of its AFFILIATES and sold by a third party under a brand owned by such third party, provided that if the product was made for LICENSEE or any of its AFFILIATES, the product cannot be sold by the same third party who manufactured the product.

SEMICONDUCTOR DEVICE means a device consisting primarily of a body of single semiconductive material or plurality of semiconductive materials and a plurality of electrodes associated therewith, whether or not said body includes one or more layers of other regions (constituting substantially less than the whole of said body) of material or materials that are a type other than semiconductive material.

AFFILIATE means any person or entity that, on the Effective Date, directly or indirectly, controls, is under common control with, or is controlled by a Party, where the term “control” and cognates thereof means (a) with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the corporation, or (b) with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person; provided, however, if, after the Effective Date, LICENSEE or any of its AFFILIATES is reorganized or restructured to form one or more new entities that did not exist on or before the Effective Date, and the new entity(ies) satisfies(y) the definition of “AFFILIATE” above, the new entity(ies) will be AFFILIATE(S) under this License Agreement.

IMPROVEMENT means a modification, enhancement, update, or upgrade of a LICENSED PRODUCT that is covered by a claim of a TELCORDIA PATENT.

Article II—Grant of License

2.1.          (a)           In consideration for and subject to all the terms and conditions of this License Agreement and the Settlement Agreement, TELCORDIA hereby grants to LICENSEE and its AFFILIATES a paid-up, royalty-free, worldwide, nonexclusive, and irrevocable license under the TELCORDIA PATENTS (including any patent or patent application added pursuant to Section 6.3 below) to do the following:  (i) to use, make, have made, and import LICENSED PRODUCT(s); (ii) to offer to sell and sell, directly or through distributors and resellers, LICENSED PRODUCT(s), but excluding SEMICONDUCTOR DEVICES; (iii) to make, have made, use, and import SEMICONDUCTOR DEVICES solely for use or sale as a component of such LICENSED PRODUCT(s), without limiting the rights granted in the immediately following Section 2.1(a)(iv); (iv) to make, have made, offer to sell, and sell SEMICONDUCTOR DEVICES to Hewlett-Packard France pursuant to the “Product Development Agreement,” effective May 1, 1995, between FORE and Hewlett-Packard France solely for the inclusion of such SEMICONDUCTOR DEVICES in Network

Interface Cards (NIC) made and sold by Hewlett-Packard; (v) to use LICENSED PRODUCT(s) solely within LICENSEE and its AFFILIATES to operate an internal private network (i.e., a network in which any communication requires at least one participant from LICENSEE or its AFFILIATES); and (vi) to offer for sale, sell, practice, and have practiced (directly or through a third party contractor) LICENSED SERVICES for LICENSEE’s or any of its AFFILIATES’ customers.  If, after the Effective Date, LICENSEE or any of its AFFILIATES desires to enter into a contract to sell to one or more third parties SEMICONDUCTOR DEVICES that qualify as LICENSED PRODUCTS under this License Agreement, TELCORDIA agrees to negotiate in good faith with LICENSEE or the AFFILIATE to arrive at a reasonable royalty rate to be paid for the sale of the SEMICONDUCTOR DEVICES under the contract, provided that any such grant of a license to SEMICONDUCTOR DEVICES is not inconsistent either with representations TELCORDIA has made to other potential licensees regarding TELCORDIA’s licensing program or with representations TELCORDIA has made to any standards bodies.  The parties agree and acknowledge that subsumed within the statutory right to manufacture (or make) is the ability to design and have designed, and that subsumed within the statutory rights to sell or offer to sell is the ability to lease, have leased, lend, loan for evaluation or repair purposes, resell, export, and otherwise dispose of products in accordance with the license granted above.

(b)           LICENSEE and its AFFILIATES acknowledge and agree that, notwithstanding the license granted in Section 2.1(a), they have no right or license, under either this License Agreement or the TELCORDIA PATENTS (including any patent or patent application added pursuant to Section 6.3 below), to do any of the following:  (i) to grant a sublicense to anyone other than as set forth in Section 2.2 (for the avoidance of doubt, this restriction on sublicensing does not affect any right to have made LICENSED PRODUCTS as granted in Section 2.1); (ii) to offer to sell or sell any SEMICONDUCTOR DEVICE which is covered by a TELCORDIA PATENT except as an integrated component of a LICENSED PRODUCT made by or for LICENSEE or any of its AFFILIATES, except as provided in Section 2.1(a)(iv); (iii) to make, have made, offer to sell, sell, or import ATM EQUIPMENT covered by a TELCORDIA PATENT that is not a MARCONI PRODUCT (“UNLICENSED ATM EQUIPMENT”); (iv) to use, or to authorize others to use, UNLICENSED ATM EQUIPMENT, alone or in combination with LICENSED PRODUCTS, to practice a method claimed in the TELCORDIA PATENTS; (v) to convey to LICENSEE’s customers for LICENSED SERVICES any right to use UNLICENSED ATM EQUIPMENT, by itself or in combination with LICENSED PRODUCTS, provided, however, that nothing in this exclusion is meant to limit the scope of the covenant not to sue in Section 3.1 as it relates to customers (mediate and immediate), including authorized resellers, distributors, and end-users; (vi) to operate an ATM network for lease by third parties, provided, however, that nothing in this exclusion is meant to limit the scope of the rights expressly licensed in Sections 2.1(a)(v) and 2.1(a)(vi); and (vii) to convey in conjunction with the sale or other disposition of a LICENSED PRODUCT, or to otherwise provide anyone acquiring LICENSED PRODUCTS from LICENSEE or any of its AFFILIATES, including customers (mediate and immediate), authorized resellers, distributors, and end-users, any right to use such LICENSED PRODUCTS in combination with UNLICENSED ATM EQUIPMENT, wherein the combination or the operation of the combination results in infringement of any TELCORDIA PATENT, provided, however, that nothing in this exclusion is meant to limit the scope of the covenant not to sue in Section 3.1 as it relates to customers (mediate and immediate), including authorized resellers, distributors, and end-users.

2.2           (a)           In addition to the license provided in Section 2.1, TELCORDIA hereby grants LICENSEE and its AFFILIATES the right to grant a sublicense to (1) any person or entity that acquires from LICENSEE or an AFFILIATE of LICENSEE one or more “PRODUCT LINES” of LICENSED PRODUCTS, where “PRODUCT LINE” means the exact product being acquired and all of its configurations, and (2) any person or entity that, in conjunction with the acquisition of an AFFILIATE licensed under this License Agreement, also acquires such AFFILIATE’s PRODUCT LINE(s) of LICENSED PRODUCTS, provided (i) the sublicense does not grant rights to the sublicensed person or entity with respect to any products made, used, or sold, or activities of the sublicensed person or entity performed, prior to the date of the sublicense, (ii) the sublicense does not grant rights with respect to any ATM EQUIPMENT made, used, or sold by the sublicensed person or entity other than the LICENSED PRODUCTS in the PRODUCT LINE(s) acquired from LICENSEE or any of its AFFILIATES, (iii) LICENSEE and its AFFILIATES cease production or sale in North America of the LICENSED PRODUCTS in the acquired PRODUCT LINE(s); and (iv) the sublicense is granted by a written agreement.  Each sublicense granted by LICENSEE, or an

AFFILIATE of LICENSEE, will be in writing and will include all relevant terms of this License Agreement, and LICENSEE will provide TELCORDIA with notice of the grant of any sublicense by LICENSEE or one of its AFFILIATES, the notice including the name of the sublicensed person or entity, provided that TELCORDIA must keep the existence and identity of the sublicensed person or entity confidential.    A sublicensee may assign the sublicense it has received pursuant to this Section 2.2(a) to a successor in interest to the entire PRODUCT LINE(s), and each successor in interest may assign its sublicense to a subsequent successor in interest to the entire PRODUCT LINE(s).

(b)           If LICENSEE grants a sublicense to a party identified in Appendix B in conjunction with the sale to that party of a PRODUCT LINE of LICENSED PRODUCTS, in addition to the requirements of Section 2.2(a), the sublicense agreement must include a provision that expressly limits the volume of licensed sales by the sublicensed party of the LICENSED PRODUCTS in the acquired PRODUCT LINE and IMPROVEMENTS thereto, in any twelve-month period, to the highest volume of sales of such LICENSED PRODUCTS by the LICENSEE or AFFILIATE of LICENSEE that disposed of the PRODUCT LINE in any twelve-month period during the five years immediately preceding the Effective Date of this Agreement, plus the sublicensed party may grow the acquired PRODUCT LINE and IMPROVEMENTS thereto under this Agreement at a rate not to exceed fifteen percent (15%) annually.  However, TELCORDIA agrees that where a sublicense has been granted to a party identified in Appendix B, TELCORDIA will negotiate in good faith with that party to arrive at a reasonable royalty rate to be paid by the sublicensed party with respect to the products it sells in excess of the maximum amount permitted under this Section.  A sublicensee may assign the sublicense it has received pursuant to this Section 2.2(b) to a successor in interest to the entire PRODUCT LINE(s), and each successor in interest may assign its sublicense to a subsequent successor in interest to the entire PRODUCT LINE(s).

(c)           If LICENSEE grants a sublicense in conjunction with the sale to a person or entity of a PRODUCT LINE of LICENSED PRODUCTS, in addition to the requirements of Section 2.2(a), such sublicense agreement must expressly limit the license right to the specific LICENSED PRODUCTS in the PRODUCT LINE that is sold and IMPROVEMENTS of the PRODUCT LINE.  IMPROVEMENTS within the scope of any sublicense may not contain UNLICENSED ATM EQUIPMENT that was in the possession of the sublicensed person or entity prior to the effective date of the sublicense.

(d)           As of the Effective Date of this License Agreement, TELCORDIA hereby directly grants to Advanced Fibre Access Corporation (“AFAC”) in connection with the conduct by AFAC of the North American Access business acquired by AFAC from LICENSEE, a paid-up, royalty-free, worldwide, nonexclusive, and irrevocable license of the same scope and duration as that granted to LICENSEE and its AFFILIATES in Section 2.1(a) above, subject to the limitations set forth in Sections 2.1(b), 2.2(a) and 2.2(c) above, associated with the acquisition by AFAC of LICENSEE’s PRODUCT LINE(s) made and sold by LICENSEE’s North American Access business.

Article III—Covenant Not to Sue

3.1.          TELCORDIA covenants not to sue LICENSEE or its AFFILIATES under any TELCORDIA PATENT (including any patent or patent application added pursuant to

Section 6.3 below) (a) for infringement based on designing, having designed, making, having made, using, offering for sale, selling, having sold, leasing, having leased, exporting, importing, loaning for evaluation or repair purposes, or otherwise disposing of LICENSED PRODUCTS in accordance with the terms of this License Agreement, (b) for infringement based on offering for sale, selling, and practicing LICENSED SERVICES, and (c) for infringement (including direct, induced, or contributory infringement) of any of the TELCORDIA PATENTS based on (i) the use or operation by third parties of LICENSED PRODUCTS acquired, directly or indirectly, from LICENSEE or any of its AFFILIATES, or (ii) the lease, sale, offer for sale, or other disposal by third parties of LICENSED PRODUCT(s) acquired, directly or indirectly, from LICENSEE or any of its AFFILIATES, or (iii) the sale, offer for sale, or practice of LICENSED SERVICES by third parties on behalf of LICENSEE or any of its AFFILIATES. TELCORDIA also covenants not to sue the customers (mediate and immediate) of LICENSEE or its AFFILIATES, including authorized resellers, distributors, and end-users, under any TELCORDIA PATENTS (including any patent or patent application added pursuant to Section 6.3 below) for the customer’s use, sale, offer for sale, export, import, or other disposal of the LICENSED PRODUCTS(s) manufactured and sold or distributed in accordance with this License Agreement by or for LICENSEE or any of its AFFILIATES, provided, however, that TELCORDIA may assert TELCORDIA PATENTS where such customers employ LICENSED PRODUCTS in ATM networks in combination with ATM EQUIPMENT that is not licensed by TELCORDIA to practice any invention covered by one or more claims of a TELCORDIA PATENT.  For the sake of clarity, in the event

TELCORDIA asserts a TELCORDIA PATENT against a customer who uses LICENSED PRODUCTS in combination with UNLICENSED ATM EQUIPMENT, TELCORDIA will not seek damages for the use of, nor will it seek to enjoin the use of, the LICENSED PRODUCTS.

Article IV—Release for Past Infringement

4.1.          (a)           In consideration of TELCORDIA’s receipt of the payment made to it by LICENSEE under Paragraph 1 of the Settlement Agreement, TELCORDIA, on behalf of itself and its parents, subsidiaries, and AFFILIATES, and its and their officers, directors, agents, employees, successors, and assigns, forever releases and discharges LICENSEE and its present and former parents, subsidiaries, and AFFILIATES, and its and their officers, directors, agents, employees, successors, and assigns, from all past and present claims, liabilities, or damages of whatever form, known or unknown, matured or unmatured, based in any way on any of the TELCORDIA PATENTS (including any patent or patent application added pursuant to Section 6.3 below), as well as all continuations, divisions, or continuations-in-part of any application on which any such patent is based, all patents issuing from any of the foregoing applications, all reissues of the foregoing patents, and all foreign patent and patent applications corresponding to any of the foregoing, that occurred before the Effective Date of this License Agreement.  In consideration of TELCORDIA’s receipt of the payment made to it by LICENSEE under Paragraph 1 of the Settlement Agreement, TELCORDIA, on behalf of itself and its parents, subsidiaries, and AFFILIATES, and its and their officers, directors, agents, employees, successors, and assigns, forever releases and discharges LICENSEE’s resellers, distributors, and customers (mediate and immediate) from all past and present claims, liabilities, or damages of whatever form, known or unknown, matured or unmatured, based in any way on any of the TELCORDIA PATENTS (including any patent or patent application added pursuant to Section 6.3 below), as well as all continuations, divisions, or continuations-in-part of any application on which any such patent is based, all patents issuing from any of the foregoing applications, all reissues of the foregoing patents, and all foreign patent and patent applications corresponding to any of the foregoing, due to the manufacture, importation, use, lease, sale, or offering to sell of any MARCONI PRODUCT that was manufactured, imported, leased, sold, or first put into use by LICENSEE or any of its AFFILIATES before the Effective Date of this License Agreement.  The release provided in this Section also applies to all claims and counterclaims that were asserted or could have been asserted against LICENSEE in the infringement actions dismissed pursuant to the Settlement Agreement (the “Infringement Actions”).

(b)           In consideration of TELCORDIA’s receipt of the payment made to it by LICENSEE under Paragraph 1 of the Settlement Agreement, TELCORDIA, on behalf of itself and its parents, subsidiaries, and AFFILIATES, and its and their officers, directors, agents, employees, successors, and assigns, forever releases and discharges (1) LICENSEE and its present and former parents, subsidiaries, and AFFILIATES, and its and their officers, directors, agents, employees, successors, assigns, and customers, (2) RFL Electronics, Inc., with offices at 353 Powerville Road, Boonton Township, NJ 07005, and its present and former parents, subsidiaries, and AFFILIATES, and its and their officers, directors, agents, employees, successors, assigns, and customers, and (3) Positron Technologies Inc. and Positron, Inc., with offices at 5101 Rue Buchan, Montreal, Quebec H4P 2R9, and their present and former parents, subsidiaries, and AFFILIATES, and each of their officers, directors, agents, employees, successors, assigns, and customers, from all past and present claims, liabilities, or damages of whatever form, known or unknown, matured or unmatured, based in any way on U.S. Patent No. 4,835,763 (“the ‘763 patent”), as well as all continuations, divisions, or continuations-in-part of the application on which the ‘763 patent is based, all patents issuing from any of the foregoing applications, all reissues of the ‘763 patent or any patent issuing from any of the foregoing applications, and all foreign patent and patent applications corresponding to any of the foregoing, that occurred before the Effective Date of this License Agreement, but only to the extent such claims, liabilities, or damages are made or asserted against product(s) and/or service(s) covered by the rights and licenses granted in the “Intellectual Property License and Asset Sale Agreement” between LICENSEE, Marconi Communications Optical Networks Corp., and Positron, Inc., effective March 14, 2003 (the “Positron Agreement”).  Further, in consideration of TELCORDIA’s receipt of the payment made to it by LICENSEE under Paragraph 1 of the Settlement Agreement, TELCORDIA, on behalf of itself and its parents, subsidiaries, and AFFILIATES, and its and their officers, directors, agents, employees, successors, and assigns, forever releases and discharges the customers (mediate and immediate) of (1) LICENSEE or any of its AFFILIATES, (2) RFL Electronics, Inc., with offices at 353 Powerville Road, Boonton Township, NJ 07005, and (3) Positron Technologies Inc. and

Positron, Inc., with offices at 5101 Rue Buchan, Montreal, Quebec H4P 2R9, from all claims, liabilities, or damages of whatever form, known or unknown, matured or unmatured, based in any way on U.S. Patent No. 4,835,763 (“the ‘763 patent”), as well as all continuations, divisions, or continuations-in-part of the application on which the ‘763 patent is based, all patents issuing from any of the foregoing applications, all reissues of the ‘763 patent or any patent issuing from any of the foregoing applications, and all foreign patent and patent applications corresponding to any of the foregoing, where any of the claims, liabilities, or damages are based on the use or purchase on or after the Effective Date of this License Agreement of a product sold, leased, or otherwise provided to such a customer, indirectly or directly, by any entity covered by items (1), (2), and/or (3) of this sentence, but only to the extent such claims, liabilities, or damages are made or asserted against product(s) and/or service(s) covered by the rights and licenses granted in the Positron Agreement.

4.2.          With respect to any sublicenses granted in accordance with Section 2.2, in no event will the sublicensed person or entity be released from any liability arising from the manufacture, importation, use, lease, sale, or offering for sale of devices, or practice of methods, prior to the effective date of the sublicense agreement.

Article V—LICENSEE’s Acknowledgements

5.1.          LICENSEE acknowledges:

(a) that this License Agreement will not become effective until LICENSEE has paid TELCORDIA a total of twenty-one million U.S. dollars ($21,000,000) in the manner provided in Paragraph 1 of the Settlement Agreement; and

(b) that the consideration for LICENSEE’s agreement to pay TELCORDIA this amount ($21,000,000) includes the settlement and dismissal with prejudice of the Infringement Actions as well as the rights granted to LICENSEE and its AFFILIATES under this License Agreement (including, but not limited to, the license rights, covenant not to sue, and release provided in Articles II to IV of this License Agreement).

Article VI—Disclaimer, Limited Warranty,
Limitation of Liability

6.1.          Nothing contained in this License Agreement shall be construed as:

(a)           requiring TELCORDIA to maintain any TELCORDIA PATENT in force (although TELCORDIA agrees to notify LICENSEE on or before the first day of each calendar year of any TELCORDIA PATENT abandoned or declared invalid during the preceding year);

(b)           a warranty or representation by TELCORDIA as to the validity or scope of any TELCORDIA PATENT;

(c)           a warranty or representation by TELCORDIA that any manufacture, offer for sale, sale, lease, use, or importation of LICENSED PRODUCTS,

or performance of LICENSED SERVICES, will be free from infringement of patents or other intellectual property rights other than the TELCORDIA PATENTS (although TELCORDIA will notify LICENSEE if any TELCORDIA patent is declared invalid);

(d)           any agreement by or obligation on either Party to bring or prosecute actions or suits against third parties for infringement;

(e)           conferring any right to use, in advertising, publicity, or otherwise, any name, trade name, trademark, or service mark of either Party, or any contraction, abbreviation, or simulation thereof;

(f)            an obligation on either Party to furnish any information or services;

(g)           conferring by implication, estoppel, or otherwise any license or other right under any patent or other intellectual property rights, except as expressly granted herein (meaning that, among other things, no license is being granted under any patent except the TELCORDIA PATENTS, and no license is being granted for any product other than a LICENSED PRODUCT, or for any service other than a LICENSED SERVICE);

(h)           any arrangement or understanding that either Party will make any purchase, lease, examination, or test of, or give any approval with respect to, any product, including ATM EQUIPMENT; or

(i)            an obligation on TELCORDIA to make any determination as to the applicability of any TELCORDIA PATENT to any product, including ATM EQUIPMENT, or to any service.

6.2.          (a)           TELCORDIA warrants (i) that it owns exclusive title in and to the TELCORDIA PATENTS (including any patent or patent application added pursuant to Section 6.3 below), (ii) that, to the best of TELCORDIA’s knowledge after reasonable inquiry, Appendix A contains all patent and patent applications owned by TELCORDIA or its AFFILIATES as of the Effective Date that claim ATM EQUIPMENT or ATM method(s) or process(es), and (iii) that it has the right to enter into this License Agreement and to grant the licenses granted in this License Agreement.

(b)           LICENSEE warrants that it has the right to enter into this License Agreement.

(c)           TELCORDIA makes no representations, extends no warranties of any kind other than those set forth in Section 6.2(a), and assumes no responsibility or liability whatsoever with respect to the manufacture, offer for sale, sale, lease, use, or importation of any LICENSED PRODUCT or any portion thereof, or to the performance of any LICENSED SERVICE.

(d)           THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, EVEN IF TELCORDIA OR LICENSEE HAS BEEN MADE AWARE OF SUCH PURPOSE, AND THE WARRANTY AGAINST INFRINGEMENT OF THIRD PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

(e)           IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES OR SPECIAL DAMAGES, ARISING OUT OF THIS LICENSE AGREEMENT, INCLUDING THE USE OR INABILITY TO USE ANY ATM EQUIPMENT OR ANY TELCORDIA PATENT. EXCEPT FOR ANY WILLFUL BREACH OF SECTION 2.1 ABOVE, NEITHER PARTY’S LIABILITY UNDER THIS LICENSE AGREEMENT, IF ANY, SHALL EXCEED THE PAYMENT RECEIVED PURSUANT TO PARAGRAPH 1 OF THE SETTLEMENT AGREEMENT.

6.3           TELCORDIA will consider any request by LICENSEE or any of its AFFILIATES to add to Appendix A other patents or patent applications claiming ATM EQUIPMENT or ATM method(s) or process(es) owned by TELCORDIA or any of its AFFILIATES as of the Effective Date.  If it receives such a request, TELCORDIA will determine, acting promptly and in good faith, whether the patent or patent application in question should have been included in Appendix A, and will promptly notify LICENSEE and PLC whether the patent or patent application will be added to Appendix A.  TELCORDIA also agrees that, even without a request by LICENSEE or any of its AFFILIATES, it has an affirmative duty to ensure that Appendix A includes all patent and patent applications owned by TELCORDIA or any of its AFFILIATES as of the Effective Date that claim ATM EQUIPMENT or ATM method(s) or process(es).  Accordingly, if TELCORDIA discovers at any time that a patent or patent application should have been included in Appendix A, but was mistakenly or otherwise omitted,

TELCORDIA will promptly add the patent or patent application to Appendix A and promptly notify LICENSEE and PLC of the addition.  LICENSEE understands that the only patents and patent applications covered by this Section are those that should have been included but were mistakenly or otherwise omitted, and also that TELCORDIA will have no obligation to add to Appendix A any patents that do not claim ATM EQUIPMENT or ATM method(s) or process(es).

Article VII—Patent Marking, Agreement Not to Challenge

7.1.          LICENSEE shall mark, and PLC will cause LICENSEE’s AFFILIATES to mark, all LICENSED PRODUCTS made, offered for sale, sold, leased, imported, or put into use in the U.S. with the numbers of the applicable TELCORDIA PATENT(s) in accordance with applicable U.S. laws.  For the avoidance of doubt, LICENSEE and its AFFILIATES may mark manuals or product literature accompanying LICENSED PRODUCTS under circumstances where such marking is legally sufficient.

7.2.          (a)           LICENSEE will not challenge or cause to be challenged, directly or indirectly, and PLC will cause LICENSEE’s AFFILIATES not to challenge or cause to be challenged, directly or indirectly, the validity or enforceability of any TELCORDIA PATENT in any court or tribunal (including, but not limited to, the District Court for the District of Delaware and the United States Patent and Trademark Office).

(b)           LICENSEE acknowledges and agrees that the payment required under Paragraph 1 of the Settlement Agreement must be made, and that reimbursement of that payment cannot be sought, regardless of any subsequent holding of invalidity or unenforceability of any TELCORDIA PATENT.

Article VIII—Term, Waiver of Breach

8.1.          This License Agreement shall become effective on the Effective Date and shall endure until the expiration of the last to expire of the TELCORDIA PATENTS.

8.2.          No waiver of any breach of, or default under, this License Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of, or default under, this License Agreement, and no waiver shall be effective unless made in writing and signed by an authorized representative of the Party against whom the waiver is sought to be enforced.

Article IX—AFFILIATES and Sublicensed Persons or Entities

9.1.          PLC will be responsible for ensuring that any AFFILIATE of LICENSEE exercising any right under this License Agreement complies with the terms and conditions of this License Agreement.

9.2.          LICENSEE understands that the rights granted in this License Agreement to any sublicensed person or entity as part of any sublicense agreement granted pursuant to Section 2.2 of this License Agreement are conditioned upon the agreement of the sublicensed person or entity to abide by the applicable terms of the License Agreement, and that no sublicensed person or entity will receive any rights under this License Agreement until the sublicensed person or entity has (a) agreed in writing to be bound by all of the License Agreement’s terms that apply either to sublicenses or to sublicensed persons or entities (including, but not limited to, Sections 2.2, 4.2, 7.1, and  7.2(a) (provided that a sublicensee is bound by Section 7.2(a) only as to acquired PRODUCT LINE(s) and may challenge the validity and enforceability of any TELCORDIA PATENT that TELCORDIA asserts against any other product or any service of the sublicensee)), and (b) a copy of that written agreement has been provided to TELCORDIA.

Article X—General Provisions

10.1.        Neither this License Agreement nor the licenses or obligations hereunder shall be assignable or transferable (in insolvency proceedings, by merger, by operation of law, by purchase, or otherwise) by LICENSEE or its AFFILIATES, except as otherwise provided herein, without the prior written consent of TELCORDIA, which consent will not be unreasonably withheld or delayed.  Notwithstanding the preceding sentence, LICENSEE, without prior approval of TELCORDIA, may assign this License Agreement to a successor in interest to the entire, or substantially the entire, business related to ATM EQUIPMENT of LICENSEE and its AFFILIATES.  Any such assignment shall not expand the scope of the license granted, and the assignee’s license rights will be limited to the products of the LICENSEE and its AFFILIATES that are part of the assigned business and IMPROVEMENTS of such products, provided, however, that such IMPROVEMENTS may not contain any UNLICENSED ATM EQUIPMENT that was in existence as of the effective date of the assignment.  Any purported assignment or transfer without such written consent, other than as set forth above, shall be void.  In no event, however, shall the release granted in Article IV of this License Agreement run in favor of any person, corporation, or entity other than LICENSEE and its AFFILIATES, except to the extent a sublicense is granted pursuant to Section 2.2, in which case the release granted in Article IV will run in favor of the sublicensed person or entity solely with respect to the acquired PRODUCT LINE (pursuant to Section 2.2(a)(1)) or solely with respect to the acquired AFFILIATE (pursuant to Section 2.2(a)(2)).

10.2.        If TELCORDIA assigns, transfers, or conveys title to any TELCORDIA PATENT to any third party, TELCORDIA will advise such third party that the TELCORDIA PATENT is subject to the rights granted in this License Agreement.

10.3.        Neither Party shall, without written permission of the other Party, use in advertising, publicity, packaging, labeling, or otherwise any trade name, trademark, trade device, service mark, symbol, or other identification, abbreviation, contraction, or simulation thereof associated with the other Party to identify its products or services.

10.4.        Any notice pursuant to this License Agreement shall be in writing, shall be made by one of the following methods, and shall be deemed given as indicated:  (a) by hand delivery or facsimile, in which case notice will be deemed given on the date of hand delivery or facsimile; (b) by overnight courier, in which case notice will be deemed given one (1) day after the date it was sent; and (c) by registered or certified mail (return-receipt requested, postage-prepaid), in which case notice will be deemed given ten (10) days after the date it was mailed.  The following addresses and facsimile numbers shall be used:

TELCORDIA address:	Mr. Joseph Giordano
Corporate Vice President—
Deputy General Counsel
Telcordia Technologies, Inc.
One Telcordia Drive
RRC5J100
Piscataway, NJ 08854

TELCORDIA’s facsimile:	(732) 336-6005

LICENSEE’s address:	Marconi Communications, Inc.
General Counsel-Americas
3000 Marconi Drive
Warrendale, PA 15086

LICENSEE’s facsimile:	724-742-7654

PLC’s address:	Marconi Corporation plc
General Counsel/Company Secretary
34 Grovesnor Square
London W1K 2HD
United Kingdom

PLC’s facsimile:	44-207-409-7748

Either Party hereto may change its address or facsimile number by providing written notice to the other Party pursuant to this Section.

10.5.        There may be countries in which LICENSEE may have, as a consequence of this License Agreement, rights against infringers of any TELCORDIA PATENT.  LICENSEE hereby expressly waives any such right it may have by reason of the infringement or alleged infringement of any such TELCORDIA PATENT.

10.6.        If any provision or portion of a provision of this License Agreement shall be held invalid or unenforceable, the remainder of this License Agreement shall not be affected thereby and the remaining terms shall continue in effect and be binding on the Parties, provided such invalid provision or portion is not a material right or obligation under this License Agreement.

10.7.        This License Agreement (a) is binding upon the Parties only on and after its Effective Date, and (b) with the Settlement Agreement, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them.  None of the Parties shall be bound by any warranties, understandings, or representations with respect to such subject matter, other than as expressly provided in this License Agreement or as set forth on or subsequent to the execution of this License Agreement in a writing signed by an authorized representative of the Party to be bound by the writing.  This License Agreement may not be amended except in a writing signed by all the Parties.

10.8.        The construction and performance of this License Agreement shall be in accordance with the law of the State of Delaware, without regard to its conflict of laws principles.

10.9.        Except as provided in this License Agreement and the Settlement Agreement, this License Agreement, the Settlement Agreement, and any drafts of either Agreement (“the Confidential Information”) shall be kept confidential by the Parties and their counsel, unless compelled by law to disclose them.  In the event that either Party is required by law to disclose any part of the Confidential Information (including in filings required by federal, state, or other government laws), or compelled by subpoena or other legal process to disclose Confidential Information, the Party so required to disclose shall promptly provide notice to the other Party so that it may seek an appropriate protective order and/or waive compliance with this confidentiality provision.  The requirement of notice to the other Party will not apply to any obligation on TELCORDIA or LICENSEE or any of LICENSEE’s AFFILIATES to report the settlement in any regulatory filing.  Nor shall the notice requirements apply to disclosures to any accountants, advisors, or purchasers, provided that the Party making such disclosures seeks confidential treatment by the recipient to the extent available.  Each Party may disclose this License Agreement to its AFFILIATES, subject to their agreement to the terms of this Section.

In Witness Whereof, each of the Parties has caused this License Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

SIGNATORIES

For TELCORDIA TECHNOLOGIES, INC.:

By:

Name:

Title:

Date:

For MARCONI COMMUNICATIONS, INC.:

By:

Name:

Title:

Date:

For MARCONI CORPORATION PLC:

By:

Name:

Title:

Date:

APPENDIX A TO LICENSE AGREEMENT

List of Telcordia’s Issued U.S. ATM Patents and Pending US ATM Patent
Applications and Associated Foreign Counterpart Applications

US Patent 4,706,080

Issued:  November 10, 1987

Interconnection of Broadcast Networks

Foreign Filing Status:  Issued in Canada, Germany, France, United Kingdom, Japan

US Patent 4,740,954

Issued:  April 26, 1988

Multicast Routing Algorithm

Foreign Filing Status:  None

US Patent 4,748,658

Issued:  May 31, 1988

Architecture for Allocating Resources in a Telecommunications Network

Foreign Filing Status:  None

US Patent 4,761,780

Issued:  August 2, 1988

Enhanced Efficiency Batcher-Banyan Packet Switch

Foreign Filing Status:  Issued in Canada

US Patent 4,788,721

Issued:  November 29, 1988

Routing of Network Traffic

Foreign Filing Status:  Canada, Japan, Austria, Belgium, Switzerland and Liechtenstein, Germany, France, United Kingdom, Italy, Luxembourg, Netherlands, Sweden

US Patent 4,797,880

Issued:  January 10, 1989

Non-Blocking, Self-Routing Packet Switch

Foreign Filing Status:  None

US Patent 4,813,038

Issued:  March 14, 1989

Non-Blocking Copy Network for Multicast Packet Switching

Foreign Filing Status:  Issued in Canada, Germany, France, United Kingdom, Italy

US Patent 4,817,084

Issued:  March 28, 1989

Batcher-Banyan Packet Switch with Output Conflict Resolution Scheme

Foreign Filing Status:  None

APPENDIX B TO LICENSE AGREEMENT
CONFIDENTIAL—RESTRICTED ACCESS

1

US Patent 4,819,226

Issued:  April 4, 1989

Framer Circuit for Use in a DTDM Network

Foreign Filing Status:  None

US Patent 4,833,671

Issued:  May 23, 1989

DTDM Multiplexing Circuitry

Foreign Filing Status:  None

US Patent 4,833,673

Issued:  May 23, 1989

Time Division Multiplexer for DTDM Bit Streams

Foreign Filing Status:  None

US Patent 4,855,999

Issued:  August 8, 1989

DTDM Multiplexer with Cross-Point Switch

Foreign Filing Status:  None

US Patent 4,866,701

Issued:  September 12, 1989

Packet Switch with Dynamic Allocation of Inputs

Foreign Filing Status: Issued in Canada

US Patent 4,870,641

Issued:  September 26, 1989

Multichannel Bandwidth Allocation

Foreign Filing Status:  Issued in Canada, Germany, France, United Kingdom, Italy, Netherlands, Sweden

US Patent 4,893,304

Issued:  January 9, 1990

Broadband Packet Switch with Combined Queuing

Foreign Filing Status:  Issued in Canada

US Patent 4,893,306

Issued: January 9, 1990

Method and Apparatus For Multiplexing Circuit and Packet Traffic

Foreign Filing Status:  None

US Patent 4,910,730

Issued:  March 20, 1990

Batcher-Banyan Network

Foreign Filing Status:  None

2

US Patent 4,931,941

Issued:  June 5, 1990

Adaptive Routing of Network Traffic

Foreign Filing Status:  Issued in Canada, Germany, France, United Kingdom, Japan

US Patent 4,961,188

Issued:  October 2, 1990

Synchronous Frequency Encoding Technique for Clock Timing Recovery in a Broadband Network

Foreign Filing Status:  None

US Patent 5,007,070

Issued:  April 9, 1991

Service Clock Recovery Circuit

Foreign Filing Status:  None

US Patent 5,034,946

Issued:  July 23, 1991

Broadband Concentrator for Packet Switch

Foreign Filing Status:  None

US Patent 5,043,980

Issued:  August 27, 1991

Switching Cell for Packet Switching Network

Foreign Filing Status:  None

US Patent 5,050,161

Issued:  Sept 17, 1991

Congestion Management Based on Multiple Framing Strategy

Foreign Filing Status:  Issued in Canada, Japan, Germany

US Patent 5,050,162

Issued:  Sept 17, 1991

Congestion Free Packet Network

Foreign Filing Status:  Issued in Canada, Germany, France, Japan, United Kingdom, Netherlands

US Patent 5,121,383

Issued:  June 9, 1992

Duration Limited Statistical Multiplexing in Packet Networks

Foreign Filing Status:  None

US Patent 5,124,978

Issued:  June 23, 1992

Grouping Network Based Non-Buffer Statistical Multiplexor

Foreign Filing Status:  None

3

US Patent 5,128,932

Issued:  July 7, 1992

Traffic Flow Control and Call Set-Up in Multi-Hop Broadband Networks

Foreign Filing Status:  None

US Patent 5,130,976

Issued:  July 14, 1992

Batcher and Banyan Switching Elements

Foreign Filing Status:  None

US Patent 5,130,984

Issued:  July 14, 1992

Large Fault Tolerant Packet Switch Particularly Suited for Asynchronous Transfer Mode (ATM) Communication

Foreign Filing Status:  None

US Patent 5,142,570

Issued:  August 25, 1992

Routing of Network Traffic Using Discrete Traffic Measurement Data

Foreign Filing Status:  Issued in Canada,  Japan, France, United Kingdom

US Patent 5,148,428

Issued:  September 15, 1992

Modular Architecture for Very Large Packet Switch

Foreign Filing Status:  None

US Patent 5,157,654

Issued:  Oct. 20, 1992

Technique for Resolving Output Port Contention in a High Speed Packet Switch

Foreign Filing Status:  None

US Patent 5,166,926

Issued:  November 24, 1992

Packet Address Look-Ahead Technique for Use in Implementing a High Speed Packet Switch

Foreign Filing Status:  None

US Patent 5,179,552

Issued:  January 12, 1993

Crosspoint Matrix Switching Element for a Packet Switch

Foreign Filing Status:  None

US Patent 5,191,578

Issued:  March 2, 1993

Packet Parallel Interconnection Network

Foreign Filing Status:  None

4

US Patent 5,197,064

Issued:  March 23, 1993

Distributed Modular Packet Switch Employing Recursive Partitioning

Foreign Filing Status:  None

US Patent 5,204,882

Issued:  April 20, 1993

Service Clock Recovery for Variable Bit Rate Services

Foreign Filing Status:  None

US Patent 5,206,856

Issued:  April 27, 1993

Routing of Network Traffic

Foreign Filing Status:  None

US Patent 5,220,664

Issued:  June 15, 1993

Merging Network with Three or More Simultaneous Inputs

Foreign Filing Status:  None

US Patent RE36,633 (Reissue of US Patent 5,260,978)

Issued: March 28, 2000

Synchronous Residual Time Stamp for Timing Recovery in a Broadband Network

Foreign Filing Status:  None

US Patent Application 09/292,668

Filed: April 16, 1999

Synchronous Residual Time Stamp for Timing Recovery in a Broadband Network

Foreign Filing Status:  None

US Patent 5,278,828

Issued:  January 11, 1994

Method and System for Managing Queued Cells

Foreign Filing Status:  None

US Patent 5,291,477

Issued:  March 1, 1994

Method and System for Multicast Routing in an ATM Network

Foreign Filing Status:  None

US Patent 5,301,055

Issued:  April 5, 1994

Scheduler for Multicast Cell Transmission

Foreign Filing Status:  None

5

US Patent 5,301,333

Issued:  April 5, 1994

Tree Structured Variable Priority Arbitration Implementing a Round Robin Scheduling Policy

Foreign Filing Status:  None

US Patent 5,303,078

Issued:  April 12, 1994

Apparatus and Method for Large Scale ATM Switching

Foreign Filing Status:  None

US Patent 5,313,579

Issued:  May 17, 1994

B-ISDN Sequencer Chip Device

Foreign Filing Status:  None

US Patent 5,319,638

Issued:  June 7, 1994

Link by Link Congestion Control For Packet Transmission Systems

Foreign Filing Status:  None

US Patent 5,327,552

Issued:  July 5, 1994

Method and System for Correcting Routing Errors Due to Packet Deflections

Foreign Filing Status:  None

US Patent 5,331,637

Issued:  July 19, 1994

Multicast Routing Using Core Based Trees

Foreign Filing Status:  None

US Patent 5,343,465

Issued:  August 30, 1994

Method and System For Real Time Burstiness Analysis of Network Traffic

Foreign Filing Status:  None

US Patent 5,353,283

Issued:  October 4, 1994

General Internet Method for Routing Packets in a Communications Network

Foreign Filing Status:  None

US Patent 5,367,520

Issued:  November 22, 1994

Method and System for Routing Cells in an ATM Switch

Foreign Filing Status:  None

6

US Patent 5,381,407
Issued:  January 10, 1995

Method and System for Controlling User Traffic to a Fast Packet Switching System

Foreign Filing Status:  None

US Patent 5,386,413

Issued:  January 31, 1995

Fast Multilevel Hierarchical Routing Table Lookup Using Content Addressable Memory

Foreign Filing Status:  None

US Patent 5,392,402

Issued:  February 21, 1995

Broadband Intelligent Telecommunications Network and Method Employing a Resource System to Support Network Services

Foreign Filing Status:  Issued in Canada

US Patent 5,414,707

Issued:  May 9, 1995

Broadband ISDN Processing Method and System

Foreign Filing Status:  None

US Patent 5,432,783

Issued:  July 11, 1995

System and Method for Providing Egress Policing for Broadband Virtual Private Networks

Foreign Filing Status:  None

US Patent 5,432,785

Issued:  July 11, 1995

Broadband Private Virtual Network Service and System

Foreign Filing Status:  None

US Patent 5,469,433

Issued:  November 21, 1995

System for the Parallel Assembly of Data Transmissions in a Broadband Network

Foreign Filing Status:  Pending in Canada, Japan, Germany, Spain, France, United Kingdom, Italy, Netherlands

US Patent 5,487,072

Issued:  January 23, 1996

Error Monitoring Algorithm for Broadband Signaling

Foreign Filing Status:  None

US Patent 5,533,009

Issued:  July 2, 1996

Bandwidth Management and Access Control for an ATM Network

Foreign Filing Status:  Pending in Canada, Japan, Korea, Malaysia, Singapore, Taiwan, Germany, France, United Kingdom, Italy, Netherlands, Sweden

7

US Patent 5,537,446

Issued:  July 16, 1996

Smoothing Delay Sensitive Traffic Offered to Asynchronous Transfer Mode Networks

Foreign Filing Status:  None

US Patent 5,539,559

Issued:  July 23, 1996

Apparatus and Method for Photonic Contention Resolution in a Large ATM Switch

Foreign Filing Status:  None

US Patent 5,539,884

Issued:  July 23, 1996

Intelligent Broadband Communication System and Method Employing Fast-Packet Switches

Foreign Filing Status:  None

US Patent 5,555,378

Issued:  September 10, 1996

Scheduling Transmission Multimedia Information in Broadband Networks Using A Token Passing Scheme

Foreign Filing Status:  None

US Patent 5,563,874

Issued:  October 8, 1996

Error Monitoring Algorithm for Broadband Signaling

Foreign Filing Status:  None

US Patent 5,583,859
Issued:  December 10, 1996
Data Labeling Technique for High Performance Protocol Processing
Foreign Filing Status:  None

US Patent 5,650,993
Issued:  July 22, 1997
Drop From Front of Buffer Policy in Feedback Networks
Foreign Filing Status:  Canada

US Patent 5,680,390
Issued:  October 21, 1997
Broadband Telecommunications Network and Method Having Operations Systems Support
Foreign Filing Status:  None

US Patent 5,777,988
Issued:  July 7, 1998
System and Method for Equalizing Delay in a Dynamic Packet Switching Network
Foreign Filing Status:  Canada, Japan, Europe

8

US Patent 5,793,745
Issued:  August 11, 1998
Bundled Protection Switching in a Wide Area Network
Foreign Filing Status:  Canada

US Patent 6,167,025
Issued:  December 26, 2000
Methods and Apparatus for Restoring Connections in an ATM Network
Foreign Filing Status:  None

US Patent 6,285,722
Issued:  September 4, 2001
Method and Apparatus for Variable Bit Rate Clock Recovery
Foreign Filing Status:  Canada, China, Europe, Indonesia, Japan Singapore, Taiwan

US Patent 6,289,001
Issued:  September 11, 2001
System and Method of ATM Proxy Signaling
Foreign Filing Status:  None

US Patent 6,434,116
Issued:  October 13, 2002
Method and System for Stabilized Random Early Detection Using Connection Sampling
Foreign Filing Status:  None

US Patent 6,449,253
Issued:  September 12, 2002
Method and System for Dynamic Allocation of Bandwidth in Asynchronous Transfer Mode (ATM) Switching Systems
Foreign Filing Status:  None

US Patent 6,560,198
Issued:  May 6, 2003
Method and System for Stabilized Random Early Detection Using Packet Sampling
Foreign Filing Status:  None

End of List

9

APPENDIX B TO LICENSE AGREEMENT

Restricted Sublicense Companies

1.               Cisco Systems, Inc. and Subsidiaries

2.               Nortel Networks Corporation and Subsidiaries

3.               Lucent Technologies Inc. and Subsidiaries

4.               Alcatel SA and Subsidiaries

5.               Telefonaktiebolaget LM Ericsson and Subsidiaries

6.               Fujitsu Limited and Subsidiaries

“Subsidiaries,” for purposes of this Appendix B to the License Agreement, means any person or entity that, on or after the Effective Date, manufactures or sells ATM Equipment and is directly or indirectly controlled by one of the six (6) companies identified above, where the term “control” and cognates thereof means (a) with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the corporation, or (b) with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person.

1